EXHIBIT (5)

FORM OF APPLICATION

ZVAM

Vanguard Variable Annuity Application

Application to: Peoples Benefit Life Insurance Company, Cedar Rapids, IA 52499.

For: A Flexible-Premium Variable Annuity

IMPORTANT INFORMATION ABOUT ISSUING A NEW CONTRACT. Vanguard requires from each person who applies for a contract certain personal information—including name, street address, and date of birth among other information—that will be used to verify identity. If you do not provide us with this information, or we are not able to verify your identity, the contract will not be issued.

Return this form and any other required documents in the postage-paid envelope provided, or mail to Vanguard® Annuity and Insurance Services, P.O. Box 1105, Valley Forge, PA 19482-1105. For overnight delivery, mail to The Vanguard Group, 455 Devon Park Drive, Wayne, PA 19087-1815.

•

Please complete and return this application if you are a resident of one of the following states: Massachusetts, Montana, North Carolina, and Utah. If you are not a resident of one of these states, please call us to get the appropriate application.

•	Please do not use this form to open an individual retirement account (IRA), 403(b)(7) plan account, or an account in any Vanguard mutual fund. Please call us for the correct forms.

For help with this form or for more information, call 800-522-5555.

1.	Contract Owner Information The information you provide below will appear on your new Annuity Contract exactly as it appears here. Important: If you are transferring an existing Contract to Vanguard through a 1035 exchange, the Owner information below must match the Owner information as it appears on the Contract you are transferring. If the Contract Owner is a trust, send us, with this form, copies of the pages of the trust agreement showing the trust’s name, date of the trust, the trustees’ names, and their signatures. Call 800-522-5555 if you need assistance.

Name (first, middle initial, last) If trust, name of trust agreement	Male	Female

Citizenship	U.S. Citizen	Resident Alien	Birth Date or Date of Trust Agreement (month, day, year)

OR

Social Security Number, or Individual Tax Identification Number (if a resident alien)	Employer Identification Number (if a trust)

Street Address (A P.O. box or rural route number is not acceptable; this will be the state under whose laws your contract is issued.)

City	State	Zip

Mailing Address if Different From Above (used both as the contract’s address of record and for all contract mailings)

City	State	Zip

Daytime Telephone Number	Evening Telephone Number

WAPP 0505

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Check here if the Owner is a minor and the contract is to be registered under the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA). UGMA/UTMA contracts will be registered using the minor’s Social Security number. Fill in the name of the state below, and provide all the following information on the contract’s custodian.

This gift or transfer is being made under the____________________________(name of state) Uniform Gifts/Transfers to Minors Act.

Name of Custodian (first, middle initial, last)	Male	Female

Citizenship	U.S. Citizen	Resident Alien	Birth Date (month, day, year)

OR

Social Security Number	Individual Tax Identification Number (if a resident alien)

Street Address (A P.O. box or rural route number is not acceptable.)

City	State	Zip

Daytime Telephone Number	Evening Telephone Number

2.	Joint Contract Owner Information If there is a Joint Owner, please provide all information requested. If there is no Joint Owner, leave this section blank. If this is a rollover to a Qualified Contract, a Joint Owner is not permitted.

Name (first, middle initial, last)	Male	Female

Citizenship	U.S. Citizen	Resident Alien	Birth Date (month, day, year)

OR

Social Security Number	Individual Tax Identification Number (if a resident alien)

Street Address (A P.O. box or rural route number is not acceptable.)

City	State	Zip

Daytime Telephone Number	Evening Telephone Number

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3.	Annuitant Information The Annuitant is the person on whose life expectancy the Annuity Payments are based. If the Annuitant is the same person as the Contract Owner, simply check the box labeled “Same as Contract Owner.” If this is a rollover to a Qualified Contract, the Annuitant must be the same as the Contract Owner.

Same as Contract Owner. Skip to Section 4.

Name (first, middle initial, last)	Male	Female

Street Address

City	State	Zip

Birth Date (month, day, year)	Social Security Number

Daytime Telephone Number	Evening Telephone Number

4.	Joint Annuitant Information If there is a Joint Annuitant, this section must be completed. If the Joint Annuitant is the same person as the Joint Contract Owner, simply check the box labeled “Same as Joint Contract Owner.” If there is no Joint Annuitant, leave this section blank.

Same as Joint Contract Owner. Skip to Section 5.

Name (first, middle initial, last)	Male	Female

Street Address

City	State	Zip

Birth Date (month, day, year)	Social Security Number

Daytime Telephone Number	Evening Telephone Number

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5.	Annuitant’s Beneficiaries The beneficiary receives the death benefit of the Contract when the Annuitant dies. The beneficiary and the Annuitant cannot be the same person. Use whole percentages; they must add up to 100%.

Primary Beneficiary(ies)

Name (first, middle initial, last)

Birth Date (month, day, year)	Social Security Number	Relationship	% of Benefit

Name (first, middle initial, last)

Birth Date (month, day, year)	Social Security Number	Relationship	% of Benefit

Name (first, middle initial, last)

Birth Date (month, day, year)	Social Security Number	Relationship	% of Benefit

Secondary Beneficiary(ies) You may designate a secondary beneficiary below. This person(s) will become the primary beneficiary if the primary beneficiary dies before the Annuitant.

Name (first, middle initial, last)

Birth Date (month, day, year)	Social Security Number	Relationship	% of Benefit

Name (first, middle initial, last)

Birth Date (month, day, year)	Social Security Number	Relationship	% of Benefit

6.	Contract Owner’s Designated Beneficiary Complete this section only if the Contract Owner and the Annuitant are different persons.

In the space below, please name the individual who will receive the accumulated value of the Contract if the Contract Owner dies.

Name (first, middle initial, last)

Birth Date (month, day, year)	Social Security Number	Relationship

ZVAM-page 5 of 8

7.	Death Benefit Select one of the Death Benefit options below. Upon your death, your beneficiary will receive the benefit provided under that option. In making your selection, you agree to pay the mortality and expense fee associated with that option and confirm that you have read and understand the Death Benefit section of the prospectus. Note: This is your only opportunity to choose the Return of Premium Option or the Annual “Step-Up” Option. If you do not check any of the boxes below, you will receive the Accumulated Value Option. Call 800-522-5555 if you have questions.

Accumulated Value Option. Your beneficiary will receive the accumulated value of your contract upon your death. The total annual mortality and expense risk charge will be 0.20%.

Return of Premium Option. Your beneficiary will receive the greater of the accumulated value or the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any). The total annual mortality and expense risk charge will be 0.25%. This includes the 0.20% charge plus 0.05%, of which 0.0125% will be deducted per contract quarter. You may select this option only if the Annuitant (and Joint Annuitant, if applicable) is age 75 or younger.

Annual “Step-Up” Option. Your beneficiary will receive whichever is greatest: the accumulated value of your contract, the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any), or an annual “step-up” amount equal to the highest accumulated value recorded on any contract anniversary until the Annuitant reaches age 80, plus any subsequent contributions (less adjusted partial withdrawals and premium taxes, if any). The total annual mortality and expense risk charge will be 0.32%. This includes the 0.20% charge plus 0.12%, of which 0.03% will be deducted per contract quarter. You may select this option only if the Annuitant (and Joint Annuitant, if applicable) is age 69 or younger.

8.	Your Initial Premium Payment You may allocate your initial premium payment of at least $5,000 to any of the Portfolios listed below. * Note that the minimum balance for each Portfolio is $1,000. Indicate the percentage of your initial premium payment that you wish to allocate to each Portfolio. Use whole percentages; they must add up to 100%.

Money Market Portfolio (64)%	Diversified Value Portfolio (145)%

Short-Term Invest-Grade Portfolio (144)%	Growth Portfolio (10)%

Total Bond Market Index Portfolio (67)%	Capital Growth Portfolio (603)%

High Yield Bond Portfolio (146)%	Mid-Cap Index Portfolio (143)%

Balanced Portfolio (69)%	Small Company Growth Portfolio (160)%

Total Stock Market Index Portfolio (604)%	REIT Index Portfolio (147)%

Equity Index Portfolio (68)%	International Portfolio (86)%

Equity Income Portfolio (08)%

Total: %

Future premium payments will be allocated as shown above unless you request a different allocation.

*	For details about each portfolio, read the Portfolio Profiles section of the Vanguard Variable Insurance Fund prospectus. It is attached to the enclosed Vanguard Variable Annuity prospectus.

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9	Your Method of Purchase You can establish your Vanguard Variable Annuity Contract by selecting one of the options below: a 1035 exchange, a check made payable to Peoples Benefit Life Insurance Company, a wire transfer, or a redemption of shares from an existing Vanguard mutual fund account. Fund shares will be redeemed at their net asset value on the date of redemption.

If the Vanguard fund account registration and the Contract registration as shown in Sections 1 and 2 are not identical (e.g., names, initials, abbreviations), a signature guarantee will be required. A signature guarantee can be obtained from a bank that is a member of the Federal Deposit Insurance Corporation (FDIC), a trust company, or a member of a stock exchange. A signature guarantee cannot be provided by a notary public.

1035 exchange

Check for $ , , . (payable to Peoples Benefit Life Insurance Company) is enclosed.

Wire transfer for $ , , . . I understand that if I select this option, Vanguard Annuity and Insurance Services will contact me with instructions.

Redeem $ , , . from my Vanguard fund account listed below:

Fund Name	Account Number

è	è
Signature of Account Owner (for redemptions only)	Signature of Joint Account Owner

Signature Guaranteed By (applies to all signatures in this section):
è
Bank Name	Signature of Bank Officer

10.	Replacement Annuity If you wish to exchange one or more nonqualified annuities or life insurance policies from other companies, check the box below marked “Yes,” then complete the 1035 Exchange Assignment Form and return it with this form. Note that the existing annuities or life insurance policies must have a combined value of $5,000 or more. If you are not making an exchange, check the box marked “No.”

Will this annuity replace, change, or result in the discontinuance of any life insurance or annuity contract from any company?

Yes             No

If Yes, I have given the company name and policy information below:

Company Name

$ , , .
Policy Number	Value

ZVAM-page 7 of 8

Company Name

$ , , .
Policy Number	Value

Company Name

$ , , .
Policy Number	Value

11.	Is This a Rollover? Complete this section only if you wish to roll over qualified funds from an employer-sponsored retirement plan, individual retirement account, or qualified annuity. To find out if your assets are eligible for a tax-free rollover, please consult your employer or custodian. Note: Additional forms may be required to complete your rollover. Please call us at 800-522-5555 for details.

My Initial Premium Payment is a rollover of a distribution from a qualified employer-sponsored retirement plan, qualified individual retirement account, or qualified annuity, and I intend to establish this annuity as a Qualified Contract.

Company/Custodian Name

$ , , .
Contract or Policy Number	Value

12.	Telephone Transfer Authorization If you or the Joint Owner wish to use the telephone to request asset transfers among the annuity Portfolios, please check the box below.

I authorize Peoples Benefit Life Insurance Company to honor my telephone instructions to make transfers among the various Portfolios. In the event this Contract is owned by more than one Owner, I understand that Vanguard will accept telephone instructions from any one Owner. I hereby acknowledge that all telephone instructions given pursuant to this Authorization are subject to the conditions set forth in the prospectus and that neither Peoples Benefit Life Insurance Company nor The Vanguard Group, Inc. will be liable for any loss, liability, cost, or expense for acting in accordance with such instructions believed by them to be genuine and in accordance with the procedures set forth in the prospectus.

(over, please)

ZVAM-page 8 of 8

13.	Signatures All Owners must sign exactly as their names appear in Sections 1 and 2.

I acknowledge receipt of a current prospectus, declare that all statements in this Application are true to the best of my knowledge and belief, and agree that this Application shall be a part of the Annuity Contract issued by Peoples Benefit Life Insurance Company. I understand that all payments and values provided by the Contract may vary as to dollar amount to the extent they are based on the investment experience of the selected Portfolio(s). With this in mind, I feel the Contract applied for will meet anticipated financial needs.

I would like to receive a copy of the Vanguard Variable Insurance Fund’s Statement of Additional Information.

WARNING: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony.

The accumulation values under the variable accumulation provisions of the Contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

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Owner’s Signature (if trust, signature of authorized trustee)	Date (month, day, year)

è

Joint Owner’s Signature	Date (month, day, year)

Signed At (city, state)

©2005 The Vanguard Guard, Inc. All rights reserved.	ZVAM 052005